Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2019 Third Quarter and Year-To-Date Financial Results

--YTD Subscription Revenue Grows 36 Percent and

YTD Subscription Gross Margin Improves Nine Percentage Points to 63 Percent--

SANTA BARBARA, Calif. – November 20, 2018 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2019 third quarter and first nine months ended October 31, 2018.

Fiscal 2019 Third Quarter Financial Highlights:

Total revenue for the fiscal 2019 third quarter grew to $79.6 million, from $77 million for the fiscal 2018 third quarter. Currency had a negative $1.4 million impact on total revenue. Subscription revenue increased 39 percent year-over-year, and represented 30 percent of total revenue for the third quarter of fiscal 2019, an eight-percentage point improvement over the prior-year third quarter.

Additional fiscal 2019 third quarter financial highlights, versus the comparable period last year, include:

●	Subscription revenue of $23.9 million, compared with $17.2 million. Currency had a $252,000 negative impact.
●	Subscription gross margin of 64 percent, versus 56 percent.
●	License revenue of $4.6 million, compared with $6.6 million. The currency impact was not meaningful.
●	Professional services revenue remained constant at $20.7 million. Currency had a $492,000 negative impact.
●	Maintenance and other revenue of $30.4 million, compared with $32.4 million. Currency had a $550,000 negative impact.
●	GAAP pre-tax income of $3.6 million, versus $1.1 million. GAAP pre-tax income was higher than the company’s prior guidance as a result of improved subscription margins and lower personnel expenses.
●	Non-GAAP pre-tax income of $5.7 million, compared with $3.5 million.
●	GAAP net income of $3 million, or $0.14 per diluted Class A share and $0.12 per diluted Class B share, versus a GAAP net loss of $161,000, or $(0.01) per Class A share and $(0.01) per Class B share.

“Our subscription business continued its revenue and margin growth as increasing numbers of global manufacturers embraced the cloud,” said Pam Lopker, President of QAD. “With QAD’s new Channel Islands offering now generally available in the cloud, the competitiveness of our product portfolio uniquely positions us for long term cloud revenue growth.”

For the first nine months of fiscal 2019, total revenue was $250.3 million, compared with $224.3 million for the first nine months of the prior fiscal year. Currency had a $2.5 million positive impact on total revenue. Subscription revenue grew 36% to $67.8 million for the first nine months of fiscal 2019, compared with $50 million for the first nine months of fiscal 2018. GAAP net income was $5.5 million, or $0.26 per diluted Class A share and $0.23 per diluted Class B share, for the fiscal 2019 year-to-date period, versus a GAAP net loss of $3.9 million, or $(0.21) per Class A share and $(0.17) per Class B share, for the same period last year. Non-GAAP pre-tax income was $16.2 million for the first nine months of fiscal 2019, compared with $6.1 million for the same period last year.

QAD’s cash and equivalents balance was $138.1 million at October 31, 2018, versus $147 million at January 31, 2018. Cash provided by operations was $15.1 million for the first nine months of fiscal 2019, compared with $2.8 million for the first nine months of fiscal 2018.

Fiscal 2019 Third Quarter Operational Highlights:

●

Received orders from 18 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including seven orders exceeding $1 million, three of which exceeded $2 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient Limited, Amtico Holdings Ltd., Argon Medical Devices, Avnet, Inc., Bakkersland B.V., Block & Company Inc., Danyang UPC Auto Parts Co., LTD, Exactech, Inc., Koninklijke Sanders B.V., Changchun Engley Automotive Industry Co. Ltd., LGC Group Limited, and Renolit SE;

●	Announced availability of the latest version of QAD Cloud ERP and related solutions, including the general availability of its Channel Islands offering for use with QAD Cloud ERP 2018;
●

Announced availability of Production Orders 3.0 with QAD Cloud ERP, which is compatible with the company’s Channel Islands offering and includes enhancements to QAD Master Planning and Scheduling Workbenches;

●	Signed system integrator agreements with Tata Consultancy Services and YASH Technologies to provide global consulting and implementation services; and
●	Won the Frost & Sullivan 2018 North American ERP for Automotive Customer Value Leadership Award.

Business Outlook

QAD updated its fiscal 2019 full year guidance as follows:

●	In the range of previous guidance, total revenue of approximately $332 million, including approximately $92 million of subscription revenue;
●	Increased GAAP pre-tax income to approximately $9 to $10 million from previous guidance of $5 to $7 million; and
●	Increased Non-GAAP pre-tax income to approximately $19 to $21.5 million from previous guidance of $16 to $19 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2019 full year:

QAD Inc.

Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures

(in thousands)

(unaudited)

	Twelve Months Ended
	January 31, 2019
	Low	High
Non-GAAP pre-tax income reconciliation

GAAP income before income taxes	$9,000	$10,000
Add back
Stock-based compensation expense	10,000	10,400
Amortization of purchased intangible assets	67	67
Change in fair value of interest rate swap	-	-
Non-GAAP income before income taxes	$19,067	$20,467

Estimated income tax expense on GAAP earnings	$3,600	$4,000

Weighted average basic shares outstanding
Class A	16,200	16,600
Class B	3,200	3,300

Weighted average diluted shares outstanding
Class A	17,800	18,200
Class B	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2019 Third Quarter Financial Results Conference Call

When: Tuesday, November 20, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9959 (international)

Replay: Accessible through midnight November 27, 2018; 800-475-6701 (domestic); 320-365-3844 (international); passcode 455726

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and estimated income tax expense on GAAP earnings in this press release for the third quarter and first nine months of fiscal 2019. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Estimated income tax expense on GAAP earnings - Defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing, and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue:
Subscription	$23,863	$17,190	$67,813	$49,953
License	4,631	6,628	16,458	18,636
Maintenance and other	30,401	32,407	92,458	96,284
Professional services	20,682	20,700	73,581	59,392
Total revenue	79,577	76,925	250,310	224,265
Cost of revenue:
Subscription	8,686	7,605	25,248	22,753
License	534	690	1,772	2,203
Maintenance and other	7,716	7,840	23,355	23,374
Professional services	20,425	21,911	68,489	61,276
Total cost of revenue	37,361	38,046	118,864	109,606
Gross profit	42,216	38,879	131,446	114,659
Operating expenses:
Sales and marketing	18,447	17,697	57,895	52,981
Research and development	13,155	12,111	40,674	35,332
General and administrative	8,095	8,556	26,823	26,373
Amortization of intangibles from acquisitions	45	85	45	359
Total operating expenses	39,742	38,449	125,437	115,045
Operating income (loss)	2,474	430	6,009	(386)
Other (income) expense:
Interest income	(646)	(440)	(1,913)	(1,101)
Interest expense	177	195	488	508
Other (income) expense, net	(636)	(413)	(1,309)	1,399
Total other (income) expense, net	(1,105)	(658)	(2,734)	806
Income (loss) before income taxes	3,579	1,088	8,743	(1,192)
Income tax expense	597	1,249	3,251	2,701
Net income (loss)	$2,982	$(161)	$5,492	$(3,893)

Net income (loss)	$2,982	$(161)	$5,492	$(3,893)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(1,174)	(743)	(2,010)	1,029
Total comprehensive income (loss)	$1,808	$(904)	$3,482	$(2,864)

Diluted income (loss) per share
Class A	$0.14	$(0.01)	$0.26	$(0.21)
Class B	$0.12	$(0.01)	$0.23	$(0.17)

Diluted Weighted Shares
Class A	17,948	16,011	17,911	15,913
Class B	3,433	3,214	3,429	3,212

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2018	2018
Assets
Current assets:
Cash and equivalents	$138,080	$147,023
Accounts receivable, net	46,420	83,518
Other current assets	19,493	15,856
Total current assets	203,993	246,397

Property and equipment, net	29,600	30,408
Capitalized software costs, net	1,486	990
Goodwill	12,284	11,023
Long-term deferred tax assets, net	11,363	7,944
Other assets, net	11,784	3,055

Total assets	$270,510	$299,817

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$481	$466
Accounts payable and other current liabilities	45,719	58,278
Deferred revenue	80,537	116,693
Total current liabilities	126,737	175,437

Long-term debt	12,957	13,313
Other liabilities	4,773	5,439

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	194,292	200,456
Treasury stock	(7,384)	(12,461)
Accumulated deficit	(52,047)	(75,559)
Accumulated other comprehensive loss	(8,838)	(6,828)
Total stockholders' equity	126,043	105,628

Total liabilities and stockholders' equity	$270,510	$299,817

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	October 31,
	2018	2017

Net cash provided by operating activities	$15,117	$2,844

Cash flows from investing activities:
Purchase of property and equipment	(3,225)	(2,587)
Acquisition of businesses, net of cash acquired	(2,655)	-
Capitalized software costs	(778)	(809)
Net cash used in investing activities	(6,658)	(3,396)

Cash flows from financing activities:
Repayments of debt	(350)	(333)
Tax payments related to stock awards	(8,705)	(3,243)
Cash dividends paid	(4,105)	(4,021)
Net cash used in financing activities	(13,160)	(7,597)

Effect of exchange rates on cash and equivalents	(4,242)	3,094
Net decrease in cash and equivalents	(8,943)	(5,055)
Cash and equivalents at beginning of period	147,023	145,082
Cash and equivalents at end of period	$138,080	$140,027

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017

Total revenue	$79,577	$76,925	$250,310	$224,265

Net income (loss)	2,982	(161)	5,492	(3,893)
Add back:
Net interest income	(469)	(245)	(1,425)	(593)
Depreciation	1,183	1,153	3,571	3,396
Amortization	216	274	521	997
Income tax expense	597	1,249	3,251	2,701
EBITDA	$4,509	$2,270	$11,410	$2,608
Add back:
Stock-based compensation expense	2,148	2,311	7,618	6,671
Change in fair value of interest rate swap	(46)	(106)	(198)	(103)
Adjusted EBITDA	$6,611	$4,475	$18,830	$9,176
Adjusted EBITDA margin	8%	6%	8%	4%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$3,579	$1,088	$8,743	$(1,192)
Add back
Stock-based compensation expense	2,148	2,311	7,618	6,671
Amortization of purchased intangible assets	52	165	52	732
Change in fair value of interest rate swap	(46)	(106)	(198)	(103)
Non-GAAP income before income taxes	$5,733	$3,458	$16,215	$6,108

Estimated income tax expense on GAAP earnings	$588	$1,244	$3,322	$2,741